Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is made and entered into in this 14th day of August 2026 (“Effective Date”), by and between NextBoat Inc. a Nevada corporation, its successors and assigns (the “Company”), and Greentree Financial Group Inc., a Florida corporation (the “Lender”).

RECITALS

WHEREAS, the Company is in need of capital for operating expenses and the Lender has agreed to provide $510,000.00 of such capital according to the terms hereof; and

WHEREAS, the Lender and Company are entering into this Agreement to establish terms by which the Lender, in their sole discretion, may fund Loans, as set forth herein and therein the related Note, described below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is acknowledged by the Lender and Company (each “party” and, collectively, “parties”), the parties hereby agree as follows:

1. LOANS; PROMISSORY NOTE. The Lender shall loan the Company $510,000 (the “Principal Amount”) with a 10% original issuance discount according to the terms hereof; provided, nothing herein or otherwise shall obligate Lender to make any future loans to the Company. All sums advanced pursuant to the terms of this Agreement (a “Loan”) shall be evidenced by a separate 10% convertible promissory note (the “Note”), in substantially the form set forth as Exhibit A hereto. The Note shall be convertible into shares of the Company’s common stock (the “Common Stock”) pursuant to the terms contained in the Note. All covenants, conditions and agreements contained herein are made a part of the Note, unless modified therein.

a. Unless stated otherwise in the Note, the Note will automatically mature twenty-seven (27) months from the date the Note is made.

b. Interest on the Note shall commence accruing on the Effective Date, shall not be compounded and shall be computed on the basis of a 360-day year and twelve 30-day months pursuant to the interest rates as defined in the Note, with any calculation based upon a partial month of less than thirty (30) days based on actual days lapsed. and shall be payable in arrears for on the first calendar day of each calendar quarter (each, an “Interest Date”) with the first Interest Date being October 5, 2026.

c. In the Event of a Default (as defined in the Note), the Note will bear simple interest at an annual rate of 18%, which shall become the new rate of interest on this Note.

2. WARRANTS. Upon signing this Agreement at the Effective Date, the Company shall simultaneously issue to the Lender at the Effective Date, a warrant in substantially the form annexed hereto as Exhibit B (the “Warrant”) to purchase an aggregate of 100,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $1.785 per share (the “Exercise Price”). The Warrant shall be cashless exercisable for a period of three (3) years from the issue date specified on the face of such Warrant until and unless the underlying common shares are registered by the Company in an effective registration statement as set forth in Section 7, and such registration statement stays effective, in which event the Warrants shall be exercisable only on a cash basis. The Warrants shall have Down Round Protection meaning that prior to exercise, if at any time the Company grants, issues or sells any Common Stock, options to purchase Common Stock, securities convertible into Common Stock or rights relating to Common Stock (the “Purchase Rights”) to any person, entity, association, or other organization other than the Lender, at a price per share less than the Exercise Price, then the Exercise Price hereof shall be proportionately reduced to match the price per share of the Purchase Rights. For purposes of clarification, if the Company sells Common Stock at $1.00 per share at any time after the date hereof but prior to exercise, then the Exercise Price of Lender’s Warrant Shares would be adjusted to $1.00. Notwithstanding, the Exercise Price may not exceed $1.785 per share in any case.

Loan Agreement

The issuance of Purchase Rights shall not constitute a Down Round for purposes of this Agreement in the event of: (i) the exercise or issuance of stock options or the conversion of convertible securities in each case issued to employees and directors of the Company pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company; (ii) a dividend or distribution payable to holders of capital stock of the Company; (iii) a subdivision (by stock split, recapitalization or otherwise) of outstanding shares of the Company into a greater number of shares; (iv) the issuance of shares pursuant to a security currently outstanding as of the Effective Date; or (v) the issuance of shares in an acquisition approved by a majority of the disinterested directors. Each of these events shall be an “Exempt Issuance”.

3. REPAYMENT UPON QUALIFIED FINANCING. In the event that the Company consummates any kinds of financing of at least $5 million while the Note is outstanding (a “Qualified Financing”), the Company agrees to apply proceeds from its Qualified Financing to repayment of any outstanding balance of this Note, upon the request by the Holder, until it has been paid in full.

4. PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note before the Maturity Date, without penalty; provided, that it shall provide Holder with fifteen (15) days’ advanced written notice of its intent to prepay this Note. Holder shall have the option to elect to convert this Note pursuant to the terms contained in the Note at any time prior to the Company’s prepayment. Any partial prepayments would be applied to accrued interest balance first. In the event of prepayment, the Lender shall retain the Warrants.

5. ALLOWANCE FOR LEGAL FEE. There will be a $10,000 allowance for Lender’s legal fees paid by the Company and deducted out of funding.

6. COMMITMENT SHARES. Twenty thousand (20,000) restricted shares of Common Stock of the Company shall be delivered to Lender within 5 business days upon signing this Agreement.

7. REGISTRATION RIGHTS. If, after the Effective Date hereof, the Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission”) a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Lender/Warrant Holder written notice of such determination and, unless the Lender/Warrant Holder objects to the registration of the Warrant Shares or any part thereof in writing within ten (10) calendar days after receipt of such notice, the Company shall include in such registration statement all of the Warrant Shares, subject to customary cutbacks applicable to all holders of registration rights. To the extent not all of the Warrant Shares may be included for registration in the registration statement, as a result of the Commission’s application of Rule 415 under the 1933 Act, priority in such registration statement will be given to the other Common Stock included therein in preference to the Warrant Shares except no preference shall be given to shares held by affiliates. The obligations of the Company under this Section may be waived by the Warrant Holder. Notwithstanding anything to the contrary herein, the registration rights granted to the Warrant Holder shall not be applicable for such times as such Warrant Shares may be sold by the Holder thereof without restriction pursuant to Rule 144 of the 1933 Act.

Loan Agreement

8. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. In order to induce Lender to enter into this Agreement and to make the Loans provided for herein, Company represents and warrants to Lender as follows:

a. Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

b. Non-Shell Status. The Company is not now or ever been a shell as that term is defined in Rule 405 of the Securities Act.

c. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Note, and the Warrants (all such documents together with all amendments, schedules, exhibits, annexes, supplements and related items, to each such document shall hereinafter be collectively referred to as, the “Transaction Documents”). The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by it of the transactions contemplated in, have been duly and validly authorized by all necessary corporate action. The Transaction Documents, when executed and delivered, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

d. Disclosure. None of the Transaction Documents nor any other document, certificate or instrument furnished to the Lender by or on behalf of the Company in connection with the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

e. Adequate Shares. The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by the respective Warrants and Note.

f. Periodic Filings. The Company at all times will remain current in its reporting requirements with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if applicable.

g. Additional Issuances. Except for the transactions contemplated by the Transaction Documents, the Company, for a period of twelve (12) months from the date hereof, will not issue, grant or sell any security with a variable conversion or exercise rate.

9. REPRESENTATIONS AND WARRANTIES BY LENDER. Lender, by the acceptance of this Note, represents and warrants to Company as follows:

a. Lender is acquiring the Note with the intent to hold as an investment and not with a view of distribution.

Loan Agreement

b. Lender is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Note for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. Lender has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Note, and has no need for liquidity in such investment. Lender, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and Lender, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Note.

c. Lender acknowledges and agrees that it is purchasing the Note hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company, other than the representations and warranties expressly set forth in Section 8 of the Agreement.

10. LIQUIDATED DAMAGES.

a. Upon receipt by the Company of a written request from Lender to convert any amount due under any Note or to exercise any portion of any Warrant, subject to any limitations on conversion or exercise contained in any Note and/or Warrant, the Company shall have three (3) business days (“Delivery Date”) to issue the shares of Common Stock rightfully listed in such request. If the Company fails to timely deliver the shares, the Company shall pay to Lender in immediately available funds $1,000.00 per day past the Delivery Date that the shares are actually issued. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued or, at the option of Lender, may be added to the principal under any Note. The Company agrees that the right to convert the Note or exercise its Warrants is a valuable right to Lender and a material consideration of it entering this Agreement. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Lender due to any such breach. The parties agree that this Section is not intended to in any way limit Lender’s right to pursue other remedies, including actual damages and/or equitable relief.

b. The Company and Lender hereto acknowledge and agree that the sums payable as Liquidated Damages under subsection 10(a) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Lender, including the right to call a default under the Note. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a registration statement, (iii) one of the reasons for the Company and the Lender reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Lender are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm’s length.

11. CONVERSION COSTS. The Company agrees to reimburse Lender’s certificate processing cost by adding $1,500 to the principal for each note conversion effected by Lender, provided that such conversion is an amount of at least $100,000.

Loan Agreement

12. EVENTS OF DEFAULT. An event of default will occur if any of the following circumstances occur (each an “Event of Default”):

a. Any representation or warranty made by Company in this Agreement or in connection with any Warrant or Note, or in any financial statement, or any other statement furnished by Company to Lender is untrue in any material respect at the time when made or becomes untrue.

b. Default by Company in the observance or performance of any other covenant or agreement contained in this Agreement.

c. Default by Company under the terms of any Note or Warrant or default of any other third party note or warrant that exceeds a value of $50,000.

d. Filing by Company of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

e. Filing of an involuntary petition against Company in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded or undischarged.

f. Company liquidates, transfers, sells or assigns substantially its assets or elects to wind down its operations or dissolve.

g. The Company fails to maintain irrevocable TA instruction or file with the Company’s transfer agent along with a reserve of common shares sufficient to satisfy the Note based on a then hypothetical conversion scenario per the terms of the Note.

h. The Company fails to maintain DTC or DWAC eligibility.

i. The Company fails to stay current in its SEC reporting obligations, if applicable.

j. The Company fails to deliver Lender the shares of Common Stock rightfully listed in any Conversion Notice or any Warrants Exercise Notice within three (3) business days.

k. The Company breaches any other agreement it has with Lender or his assigns.

l. The Company interferes with Lender’s or its assigns’ efforts to remove the restrictive legend from the Common Stock issued as a result of conversion of any Note when Lender or his assign has provided a reasoned attorney opinion letter opining that the shares are eligible to have the legend removed pursuant to Rule 144 or otherwise.

13. REMEDIES. There will be no cure period available for the Event of Default as defined in subsection 12(d) and 12(e); Upon the occurrence of any Event of Default, and provided such Event of Default as defined in subsection 12(a) through 12(c), and 12(f) through 12(l), has not been cured by the Company within five (5) business days after the occurrence of such Event of Default (except a payment default of any interest, principal and/or other amount when due, of which no cure period is available), the Lender, may, by written notice to the Company, declare all or any portion of the unpaid Principal Amount due to Lender, together with all accrued interest thereon, immediately due and payable (without advanced notice as may otherwise by required hereunder); provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid Principal Amount due to Lender, together with all accrued interest thereon, shall immediately become due and payable without any such notice. Lender shall also have all other remedies available under law and equity.

Loan Agreement

14. NOTICE. Any and all notices, demands, advance requests or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if (i) personally served, (ii) sent by email on the date such email is sent (provided confirmation of such email being sent is provided upon request) (iii) deposited in the United States mail, postage prepaid, return receipt requested, or (iv) by facsimile with confirmation receipt. Notice hereunder is to be given as follows:

If to the Company:

NextBoat Inc.

1701 Jet Wade Dr.

Wilmington, NC 28401

Attn: Brian John – Chief Executive Officer

If to the Lender:

Greentree Financial Group Inc.

900 S. Pine Island Road, Suite 310

Plantation, FL 33324

Attn: R. Chris Cottone – Vice President

15. GENERAL PROVISIONS. All representations and warranties made in the Transaction Documents shall survive the execution and delivery of this Agreement and the making of any Loans hereunder. This Agreement will be binding upon and inure to the benefit of Company and Lender, their respective successors and assigns.

16. ENTIRE AGREEMENT. The Transaction Documents contain the entire agreement of the parties and supersedes and replaces all prior discussions, negotiations and representations of the parties. No party shall rely upon any oral representations in entering into this agreement, such oral representations, if any, being expressly denied by the party to whom they are attributed and it being the intention of the parties to limit the terms of this Agreement to those matters contained herein in writing. However, incorporated Note shall be deemed controlling at all times with regards to any inconsistent or changed terms or amendments contained therein.

17. BINDING EFFECT. This agreement is binding upon and inures to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. Lender may assign their rights hereunder without prior permission from the Company.

18. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of law provisions. All disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall only be heard in any competent court residing in Clark County, Nevada. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Lender shall only be brought in such courts.

Loan Agreement

19. ATTORNEYS FEES. In the event the Lender hereof shall refer this Agreement to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Lender’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

20. AMENDMENT. The terms of this Agreement may not be amended, modified, or eliminated without written consent of the parties.

21. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision thereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

22. CONSTRUCTION. Section and paragraph headings are for convenience only and do not affect the meaning or interpretation of this Agreement. No rule of construction or interpretation that disfavors the party drafting this Agreement or any of its provisions will apply to the interpretation of this Agreement. Instead, this Agreement will be interpreted according to the fair meaning of its terms.

23. FURTHER ASSURANCES. Each party hereto agrees to do all things, including execute, acknowledge and/or deliver any documents which may be reasonably necessary, appropriate or desirable to effectuate the transactions contemplated herein pursuant to terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto enter into this Loan Agreement which is effective as of the date first written.

Company:		Lender:

NextBoat Inc.		Greentree Financial Group Inc.

By:	/s/ Brian John	By:	/s/ R. Chris Cottone
Name:	Brian John	Name:	R. Chris Cottone
Title:	Chief Executive Officer	Title:	Vice President

Loan Agreement

EXHIBIT A

NOTE FORM

Exhibit A

THESE SECURITIES AND THE SECURITIES INTO WHICH THEY CONVERT HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND COMPANY RESTRICTIONS.

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, NextBoat Inc., a Nevada corporation, its successors and assigns (the “Company) promises to pay to the order of Greentree Financial Group, Inc., a Florida corporation (“Holder”), in immediately available funds, the aggregate principal amount set forth below (the “Principal Amount”), plus all accrued interest thereon, in accordance with the terms of this Convertible Promissory Note (“Note” or “Security”).

EFFECTIVE DATE:	August 14, 2026
PRINCIPAL AMOUNT:	$510,000.00
ORIGINAL ISSUANCE DISCOUNT:	10%
NET AMOUNT:	$459,000.00
MATURITY DATE：	November 14, 2028

1.	INCORPORATION. This Note is being issued pursuant to the terms of that certain Loan Agreement, dated as of August 14, 2026 by and between the Company and the Holder (the “Loan Agreement”). If not otherwise defined herein, all capitalized terms herein shall have the meanings given to them in the Loan Agreement. Further, all of the terms, representations, warranties, agreements, covenants and conditions set forth in the Loan Agreement are incorporated herein by reference. To the extent that there is a conflict between any condition, term or provision of this Note and the Loan Agreement, the conditions, terms, and provisions set forth herein shall specifically supersede the conflicting conditions, provisions and/or terms in the Loan Agreement.

2.	PAYMENT. All outstanding principal and accrued interest and other amounts shall be due Twenty-Seven (27) Months from the Effective Date (“Maturity Date”). The Company shall have three (3) days after the Maturity Date to deliver payment to the Holder. Payment shall be made at Holder’s address at 900 S. Pine Island Road, Suite 310, Plantation, FL 33324, or as otherwise directed by Holder.

3.	INTEREST. Interest shall accrue on the unpaid principal balance of this Note at the annual rate of TEN PERCENT (10%) until the entire Principal Amount is paid in full. Interest shall not be compounded and shall be computed on the basis of a three hundred sixty (360) day year comprised of twelve (12) months of thirty (30) days each, with any calculation based upon a partial month of less than thirty (30) days based on actual days lapsed. The Company will make interest payments on the first calendar day of each calendar quarter (each, an “Interest Date”) with the first Interest Date being October 1, 2026, until all interest and outstanding principal is paid in full.

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4.	REPAYMENT UPON QUALIFIED FINANCING. In the event that the Company consummates any kinds of financing of at least $5 million while the Note is outstanding (a “Qualified Financing”), the Company agrees to apply proceeds from its Qualified Financing to repayment of any outstanding balance of this Note, upon the request by the Holder, until it has been paid in full.

5.	PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note before the Maturity Date, without penalty; provided, that it shall provide Holder with fifteen (15) days’ advanced written notice of its intent to prepay this Note. Holder shall have the option to elect to convert this Note pursuant to the terms of this Note and the Loan Agreement at any time prior to the Company’s prepayment. Any partial prepayments would be applied to accrued interest balance first.

6.	REORGANIZATION. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the Holder of this Note, on conversion hereof at any time after the consummation or effective date of such Reorganization (the “Reorganization Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the conversion of this Note issuable on such conversion prior to the Reorganization Date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon the Reorganization Date if such Holder had converted this Note immediately prior thereto. The Company shall ensure that the surviving entity in any Reorganization specifically assumes the Company’s obligations under this Note and the Loan Agreement.

7.	CONVERSION.

7.1 Conversion Right. The Holder shall have the right, at any time on or after the Effective Date until the Note is paid in full, to convert all or any portion of the then outstanding and unpaid Principal Amount and interest (including any Default Interest) into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Effective Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below) determined as provided herein (a “Conversion”). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of Conversion Shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the then outstanding shares of Common Stock. For purposes of the proviso set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, however, that the limitations on conversion may be waived (up to 9.99%) by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Appendix A (the “Notice of Conversion”), delivered to the Company; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 11:59 p.m., New York, New York time on such conversion date (the “Conversion Date”).

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7.2 Conversion Price means, as of any Conversion Date or other date of determination, $1.785 per share, subject to adjustment as provided herein. The Conversion Price shall be subject to adjustment in the event of a reverse or forward split.

7.3 Conversion Price Resets. If on any six month anniversary of the Effective Date (each, a “Reset Date”), the Conversion Price then in effect is greater than the Closing Bid Price of the Common Stock as of such applicable Reset Date (each, a “Reset Price”), immediately after the close of the Principal Market on such applicable Reset Date the Conversion Price shall automatically lower to such applicable Reset Price.

8.	CONVERSION COST REIMBURSEMENT. The Company agrees to reimburse the Holder’s certificate processing cost by adding $1,500 to the Principal for each note conversion effected by Holder, provided that such conversion is for at least $100,000.

9.	COMMON SHARE ISSUANCE. Upon receipt by the Company of a written request from Holder to convert any amount due under any Note, subject to any limitations on conversion contained in any Note, the Company shall have three (3) business days (“Delivery Date”) to issue the shares of Common Stock rightfully listed in such request. If the Company fails to timely deliver the shares, the Company shall pay Holder in immediately available funds $1,000 per day past the Delivery Date that the shares are actually issued. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued or, at the option of Holder, may be added to the principal under any Note. The Company agrees that the right to convert the Notes is a valuable right to Holder and material consideration of it entering the Loan Agreement. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Holder due to any such breach. The parties agree that this Section is not intended to in any way limit Holder’s right to pursue other remedies, including actual damages and/or equitable relief.

10.	ADJUSTMENTS.

a) In case the Company shall at any time prior to the conversion of the Note, or the maturity of the Note, whichever occurs later, effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Note shall be entitled to convert hereof shall be increased or decreased in direct proportion to such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Conversion Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased.

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b) In case the Company shall at any time prior to the conversion of the Note, or the maturity of the Note, whichever occurs later, grant, issue or sell any Common Stock, options to purchase Common Stock, securities convertible into Common Stock or rights relating to Common Stock (the “Purchase Rights”) to any person, entity, association, or other organization other than the Holder, at a price per share less than the Conversion Price defined in Section 7.2, then the Conversion Price hereof shall be proportionately reduced to match the price per share of the Purchase Rights. For purposes of clarification, if the conversion price of the Note is $1.785, and if the Company sells Common Stock at $1.00 per share at any time after the Effective Date hereof, then the Conversion Price of this Note would be adjusted to $1.00. This Section shall not apply to an Exempt Issuance as defined in Section 10(c).

c) The issuance of Purchase Rights shall not constitute a Down Round for purposes of this Agreement in the event of: (i) the exercise or issuance of stock options or the conversion of convertible securities in each case issued to employees and directors of the Company pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company; (ii) a dividend or distribution payable to holders of capital stock of the Company; (iii) a subdivision (by stock split, recapitalization or otherwise) of outstanding shares of the Company into a greater number of shares; (iv) the issuance of shares pursuant to a security currently outstanding as of the Effective Date; or (v) the issuance of shares in an acquisition approved by a majority of the disinterested directors. Each of these events shall be an “Exempt Issuance”.

11.	DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

a)	The non-payment, when due or upon demand, of any principal or interest pursuant to this Note;

b)	The material breach of any representation or warranty in the Loan Agreement;

c)	The breach of any material covenant or undertaking herein or therein the Loan Agreement;

d)	The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature;

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e)	The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company;

f)	The Company liquidates, transfers, sells or assigns substantially all of its assets or elects to wind down its operations or dissolve;

g)	The Company fails to maintain irrevocable TA instruction or file with the Company’s transfer agent along with a reserve of common shares sufficient to satisfy the Note based on a then hypothetical conversion scenario per the terms of the Note;

h)	Company fails to maintain DTC or DWAC eligibility;

i)	The Company fails to stay current in its SEC Reporting obligations;

j)	The Company fails to deliver the Holder the shares of Common Stock rightfully listed in the Conversion Notice within three (3) business days;

k)	The Company defaults on any other debt or warrant agreement exceeding a value of $250,000;

l)	The Company breaches any other agreement it has with Holder or his assigns;

m)	The Company interferes with Holder’s or its assigns’ efforts to remove the restrictive legend from the Common Stock issued as a result of conversion of the Note when Holder or his assign has provided an attorney opinion letter opining that the shares are eligible to have the legend removed pursuant to Rule 144 or otherwise.

There will be no cure period available for the Event of Default as defined in Section 11(a), 11(d) and 11(e); Upon the occurrence of any Event of Default, and provided such Event of Default as defined in Section 11(b), 11(c), and 11(f) through 11(m), has not been cured by the Company within five (5) business days after the occurrence of such Event of Default (except a payment default of any interest, principal and/or other amount when due, of which no cure period is available), the Holder, may, by written notice to the Company, declare all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, immediately due and payable (without advanced notice as may otherwise by required hereunder); provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice. Holder shall also have all other remedies available under law and equity. There shall be an increase in the interest rate to 18% per annum.

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In the event that Holder at its sole discretion elects to allow the Company to continue with repayment of the principal and interest on this Note after an Event of Default, the interest rate on the unpaid principal of this Note will change to 18% per annum (the “Default Interest Rate”). In the event of any changes under applicable law relating to the increases or decreases of allowable interest rates, this Note will be changed to the highest amount allowable under applicable law without notification or further ratification. As of the date of Default or any Event of Default, assuming the Holder allows reinstatement or continuation of this Note, the Default Interest Rate shall become the new rate of interest on this Note.

Any payments that the Holder allows under this section shall be made through a wire transfer of funds or Certified Check.

Upon the occurrence of any Event of Default, the Holder at any time, at its sole discretion, may elect to immediately (without prior notice) convert the outstanding Principal Amount of this Note, or any portion of the Principal Amount hereof, and any accrued interest, in whole or in part, into shares of the Common Stock, according to the terms of this Note.

12.	NOTICE. Any and all notices, demands, advance requests or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if (i) personally served, (ii) sent by email on the date such email is sent (provided confirmation of such email being sent is provided upon request) (iii) deposited in the United States mail, postage prepaid, return receipt requested, or (iv) by facsimile with confirmation receipt. Notice hereunder is to be given as follows:

If to the Company:

NextBoat Inc.

1701 Jet Wade Dr.

Wilmington, NC 28401

Attn: Brian John – Chief Executive Officer

If to the Holder:

Greentree Financial Group, Inc.

900 S. Pine Island Road, Suite 310

Plantation, Florida 33324

Attn: R. Chris Cottone – Vice President

13.	REPRESENTATIONS AND WARRANTIES BY HOLDER. Holder, by its acceptance of this Note, represents and warrants to Company as follows:

(a) Holder is acquiring the Security with the intent to hold as an investment and not with a view of distribution.

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(b) Holder is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Security for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. Holder has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Security, and has no need for liquidity in such investment. Holder, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and Holder, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Security.

(c) Holder acknowledges and agrees that it is purchasing the Security hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company, other than the representations and warranties expressly set forth in Section 8 of the Loan Agreement.

(d) Holder has no contract, arrangement or understanding with any broker, finder, investment bank, financial intermediary or similar agent with respect to any of the transactions contemplated by this Agreement.

14.	SUCCESSION AND ASSIGNABILITY. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Holder may assign any of his or its rights, interests, or obligations hereunder on his or its own discretion without further approval from the Company.

15.	GOVERNING LAW AND CONSENT TO JURISDICTION. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflict of law provisions. All disputes arising out of or in connection with this Note, or in respect of any legal relationship associated with or derived from this Note, shall only be heard in any competent court residing in Clark County, Nevada. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Holder shall only be brought in such courts.

16.	ATTORNEYS FEES. In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

17.	CONFORMITY WITH LAW. It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the Principal Amount of this Note.

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18.	SEVERABILITY. If any portion of this Note is declared by a court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severed from this Note, and the remaining part shall remain in full force and effect as if no such invalid or unenforceable provisions had been a part of this Note.

19.	WAIVER. Holder shall not be deemed to have waived any rights under this Note unless such waiver is given in a dated writing signed by Holder. No delay or omission on the part of Holder in exercising any right pursuant to this Note shall operate as a waiver of such right or any other right. A waiver by Holder of any provision of this Note or of any rights against any individual, entity or collateral shall not prejudice or constitute a waiver of strict compliance of any other provision of this Note by any other individual or entity. No prior waiver by Holder or course of dealing between Holder and any individual or entity collectively constituting the Company shall constitute a waiver of any rights of Holder or of any obligations pursuant to this Note.

20.	This Note and the Loan Agreement (and the warrant issued thereunder) constitute the entire agreement between the parties relating to the subject matter hereof, and may not be altered or amended except by written agreement signed by the parties.

In witness whereof, the below parties signed and sealed this Note as of above date written.

NextBoat Inc.		GREENTREE FINANCIAL GROUP, INC.
(“COMPANY”)		(“HOLDER”)

By:	/s/ Brian John	By:	/s/ R. Chris Cottone
Name:	Brian John	Name:	R. Chris Cottone
Title:	Chief Executive Officer	Title:	Vice President

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APPENDIX A — NOTICE OF CONVERSION

The undersigned hereby elects to convert $ ____________ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of NextBoat Inc., a Nevada corporation (the “Company”), according to the conditions of the Convertible Promissory Note of the Company dated as of August 14, 2026 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐

The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:
Account Number:

☐

The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

[CONTACT INFO]

Date of Conversion:
Applicable Conversion Price:	$
Costs Incurred by the Undersigned to Convert
the Note into Shares of Common Stock:	$
Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Note:
Amount of Principal Balance Due remaining Under the Note after this conversion:

By:

Name:

Title:

Date:

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Loan Agreement

EXHIBIT B

WARRANT FORM

Exhibit B

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

COMMON STOCK PURCHASE WARRANT

Number of shares: 100,000	Holder: Greentree Financial Group Inc.

Exercise Price per Share: $1.785	Warrant No. 2026-___

Expiration Date: August 14, 2029	Issue Date: August 14, 2026

FOR VALUE RECEIVED, NextBoat INC., a Nevada corporation (the “Company”), hereby certifies that Greentree Financial Group Inc., a Florida corporation, or its designated assigns (the “Warrant Holder”), is entitled to purchase the securities set forth below.

This Warrant entitles the Warrant Holder to purchase from the Company at any time after the Issue Date and before the Expiration Date ONE HUNDRED THOUSAND (100,000) shares (the “Warrant Shares”) of common stock (the “Common Stock”) of the Company at an exercise price of ONE DOLLAR SEVENTY EIGHT AND HALF CENTS (US$1.785) per share (as adjusted from time to time as provided in Section 7 hereof, the “Exercise Price”), at any time and from time to time from and after the Issue Date and through and including 5:00 p.m. New York time on the Expiration Date.

Initials: ___

This Warrant is being issued pursuant to the terms of that certain Loan Agreement, dated as of August 14, 2026 by and between the Company and the Warrant Holder, (the “Loan Agreement”). Capitalized terms used herein but not otherwise defined herein, shall have the meanings given to them in the Loan Agreement. Further, all of the terms, representations, warranties, agreements, covenants and conditions set forth in the Loan Agreement are incorporated herein by reference. To the extent that there is a conflict between any condition, term or provision of this Warrant and the Loan Agreement, the conditions, terms, and provisions set forth herein shall specifically supersede the conflicting conditions, provisions and/or terms in the Loan Agreement. This Warrant shall be cashless until the underlying common shares are registered by the Company in an effective registration statement and such registration statement stays effective.

This Warrant is subject to the following terms and conditions:

1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, unless provided notice to the contrary in accordance herewith.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws.

3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Warrant Shares that may be issued upon the due exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of this Warrant, or any portion of this Warrant, in the Warrant Register, upon delivery by the Warrant Holder to the Company, pursuant to Section 10 of (i) this Warrant, and (ii) a duly completed and executed written assignment. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

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b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 10 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange, and will have the same Expiration Date as the original Warrant for which the New Warrant was exchanged.

5. Exercise of Warrants.

a. Exercise of this Warrant shall be made upon delivery to the Company pursuant to Section 10, of (i) this Warrant; (ii) a duly completed and executed election notice, in the form attached hereto (the “Election Notice”) and (iii) payment of the Exercise Price. Payment of the Exercise Price may be made at the option of the Warrant Holder either (a) in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to Exercise Price per share in effect at the time of exercise multiplied by the number of Warrant Shares specified in the Election Notice, or (b) through a cashless exercise as provided in Section 5(b) below. The Company shall promptly (but in no event later than three (3) business days after the “Date of Exercise,” as defined herein) issue or cause to be issued and cause to be delivered to the Warrant Holder in such name or names as the Warrant Holder may designate in the Election Notice, a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act, as applicable. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. All Warrant Shares delivered to the Warrant Holder the Company covenants, shall upon due exercise of this Warrant, be duly authorized, validly issued, fully paid and non-assessable.

b. If the closing price per share of the Common Stock (as quoted by the Nasdaq Capital Market or other principal trading market, if applicable) reported on the day immediately preceding the Date of Exercise (the “Fair Market Value”) of one share of Common Stock is greater than the Exercise Price of one Warrant Share (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Warrant Holder may elect to receive that number of Warrant Shares computed using the following formula:

X=Y (A-B)

A

Where X= the number of shares of Common Stock to be issued to the Warrant Holder

Y= the number of shares of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A= Fair Market Value

B= Exercise Price (as adjusted to the date of such calculation)

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For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued. This cashless exercise provision shall not be available to the Warrant Holder if there is an effective registration statement on file with the SEC covering the shares underlying the Warrants and such registration statement stays effective.

c. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), (ii) the Election Notice (or attached to such New Warrant) appropriately completed and duly signed, and (iii) payment of the Exercise Price (if this Warrant is exercised on a cash basis) for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

d. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election to Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

e. Notwithstanding any other provision of this Warrant, the Warrant Holder may not exercise this Warrant if such exercise would cause Warrant Holder’s beneficial ownership (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) of the Common Stock of the Company to exceed 4.9% of its total issued and outstanding Common Stock or voting shares. Upon not less than sixty-one (61) days advance written notice, at any time or from time to time, the Warrant Holder at its sole discretion, may waive this provision of this Warrant.

f. Notwithstanding any other provision of this Warrant, the Warrant Holder may not exercise this Warrant if such exercise would cause Warrant Holder’s beneficial ownership (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) of the Common Stock of the Company to exceed 9.9% of its total issued and outstanding Common Stock or voting shares.

6. Common Share Issuance. Upon receipt by the Company of a written request from Warrant Holder to exercise any portion of any Warrant, subject to any limitations on exercise contained in any Warrant, the Company shall have three (3) business days (“Delivery Date”) to issue the shares of Common Stock rightfully listed in such request. If the Company fails to timely deliver the shares, the Company shall pay to Warrant Holder in immediately available funds $1,000.00 per day past the Delivery Date that the shares are actually issued. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued. The Company agrees that the right to exercise its Warrants is a valuable right to Warrant Holder and a material consideration of it entering this Agreement. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Warrant Holder due to any such breach. The parties agree that this Section is not intended to in any way limit Warrant Holder’s right to pursue other remedies, including actual damages and/or equitable relief.

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7. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

a. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the Holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant). The Company shall ensure that the surviving entity in any Reorganization specifically assumes the Company’s obligations under this Warrant.

b. Exercise Price Adjustment. If at any time the Company grants, issues or sells any Common Stock, options to purchase Common Stock, securities convertible into Common Stock or rights relating to Common Stock (the “Purchase Rights”) to any person, entity, association, or other organization other than the Holder, at a price per share less than the Exercise Price, then the Exercise Price hereof shall be proportionately reduced to match the price per share of the Purchase Rights. For purposes of clarification, if the exercise price of the Warrant Shares is $1.785, and if the Company sells Common Stock at $1.00 per share at any time after the date hereof, then the Exercise Price of Holder’s Warrant Shares would be adjusted to $1.00. Notwithstanding, the Exercise Price may not exceed $1.785 per share in any case. This Section shall not apply to an Exempt Issuance as defined in the Loan Agreement.

c. Adjustments for Stock Dividends; Combinations, Etc. In case the Company shall do any of the following (an “Event”):

(i) declare a dividend or other distribution on its Common Stock payable in Common Stock of the Company,

(ii) subdivide the outstanding Common Stock pursuant to a stock split or otherwise, or

(iii) reclassify its Common Stock,

then the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any such Event.

d. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

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8. Registration Rights. If, after the date hereof, the Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission”) a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Warrant Holder written notice of such determination and, unless the Warrant Holder objects to the registration of the Warrant Shares or any part thereof in writing within ten (10) calendar days after receipt of such notice, the Company shall include in such registration statement all of the Warrant Shares, subject to customary cutbacks applicable to all holders of registration rights. To the extent not all of the Warrant Shares may be included for registration in the registration statement, as a result of the Commission’s application of Rule 415 under the 1933 Act, priority in such registration statement will be given to the other Common Stock included therein in preference to the Warrant Shares except no preference shall be given to shares held by affiliates. The obligations of the Company under this Section may be waived by the Warrant Holder. Notwithstanding anything to the contrary herein, the registration rights granted to the Warrant Holder shall not be applicable for such times as such Warrant Shares may be sold by the Holder thereof without restriction pursuant to Rule 144 of the 1933 Act.

9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant, the Company shall round the number of Warrant Shares issuable, up to the next whole number.

10. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are (a) delivered if delivered in person or (b) sent, if sent by email; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

NextBoat Inc.

1701 Jet Wade Dr.

Wilmington, NC 28401

Attn: Brian John

If to the Warrant Holder:

Greentree Financial Group Inc.

900 S. Pine Island Road, Suite 310

Plantation, FL 33324

Attn: R. Chris Cottone

Initials: ___

11. Miscellaneous.

a. This Warrants is being granted pursuant to the terms of that certain Loan Agreement dated as of August 14, 2026 by and between the Company and the Warrant Holder. If not otherwise defined herein, all capitalized terms herein shall have the meanings given to them in the Loan Agreement. Further, all of the terms, representations, warranties, agreements, covenants and conditions set forth in the Loan Agreement are incorporated herein by reference. To the extent that there is a conflict between any condition, term or provision of this Warrant and the Loan Agreement, the conditions, terms, and provisions set forth herein shall specifically supersede the conflicting conditions, provisions and/or terms in the Loan Agreement.

b. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder. Holder may assign this Warrant without consent from the Company but in accordance with the restrictions herein.

c. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

d. This Warrant shall be governed by, construed and enforced in accordance with the laws of the State of Nevada without regard to the principles of conflicts of law thereof. All disputes arising out of or in connection with this Warrant, or in respect of any legal relationship associated with or derived from this Warrant, shall only be heard in any competent court residing in Clark County, Nevada.

e. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

f. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

g. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

NextBoat Inc.

By:	/s/ Brian John
Name:	Brian John
Title:	Chief Executive Officer

Initials: ___

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: NextBoat Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase (check applicable box):

☐	________ shares of the Common Stock covered by such Warrant; or

☐	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth therein.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

☐	$__________ in lawful money of the United States; and/or

☐	the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

☐	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 5 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 5.

After application of the cashless exercise feature as described above, _____________ shares of Common Stock are required to be delivered pursuant to the instructions below.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Name of Warrant Holder:

(Print)
(By:)
(Name:)
(Title:)
Signatures must conform in all respects to the name of the Warrant Holder on the face of the Warrant.

Initials: ___